Exhibit 99.1

Contact:   Joseph C. Adams,
Chief Executive Officer
      Matthew D. Mullet,
Chief Financial Officer
                      (425) 771-5299
                      www.FSBWA.com

FS Bancorp, Inc. Reports Net Income for the Third Quarter of $1.1 Million or $0.35 per
Diluted Share and Declaration of Cash Dividend

MOUNTLAKE TERRACE, WA – October 29, 2013 - FS Bancorp, Inc. (NASDAQ: FSBW) (“FS Bancorp” or “the Company”), the holding company for 1st Security Bank of Washington (“the Bank”) today reported 2013 third quarter net income of $1.1 million, or $0.35 per diluted share, compared to $3.3 million for the same period last year, which included a $2.3 million net tax benefit due to the reversal of a majority of its deferred tax asset (“DTA”) valuation allowance.  Net income for the nine months ended September 30, 2013 was $3.4 million, or $1.12 per diluted share, compared to $4.2 million for the nine months ended September 30, 2012, which included a $2.3 million net tax benefit.

“The third quarter reflects strong results from our consumer lending team including two bulk consumer loan sales totaling $5.2 million during the quarter in addition to our ongoing residential loan sales.  I am also pleased to announce that our Board of Directors approved our third quarterly cash dividend of $0.05 per share” stated Joe Adams, CEO of FS Bancorp. The dividend will be paid on November 29, 2013, to shareholders of record as of November 15, 2013.  The payment of dividends represents the Company’s commitment to provide an annual cash return on investment to our shareholders while increasing long-term shareholder value.

Management continues to build the balance sheet based upon a diversified target asset mix.  Initiatives include the sale of long-term fixed residential loans, commercial real estate loans, and consumer loans.  In the third quarter, management sold $62.5 million of residential loans, $5.2 million of consumer loans, and $526,000 of commercial loans.  “We are committed to our business plan and will continue to manage the balance sheet to diversify our revenue channels” stated the Company’s Chief Financial Officer, Matthew Mullet.

2013 Third Quarter Highlights

•	Total assets increased 4.5% to $396.1 million at September 30, 2013, compared to $378.9 million at June 30, 2013 and $341.2 million at September 30, 2012;
•
Net income was unchanged  at $1.1 million for both the third and second quarters of 2013, and was  $3.3 million for the third  quarter one year ago, which included a $2.3 million tax benefit as a result of the reversal of the majority of the DTA valuation allowance;

•
Return on assets decreased to 1.07% for the third quarter of 2013, compared to 1.15% for the preceding quarter and 3.93% in the third quarter of 2012 which included 2.74% of return from the DTA valuation allowance reversal;

•	Earnings per diluted share were $0.35 for the third quarter of 2013, compared to $0.36 for the preceding quarter and $1.03 in the third quarter of 2012;
•	Book value per share increased to $20.56 at September 30, 2013, compared to $20.23 as of June 30, 2013 and $18.32 as of September 30, 2012;
•	The efficiency ratio improved to 70.0% in the third quarter of 2013, compared to 71.3% in the second quarter of 2013, and 71.6% in the third quarter of 2012;
•	The ratio of non-performing assets to total assets improved to 1.0% at September 30, 2013, compared to 1.1% at June 30, 2013, and 1.3% at September 30, 2012;

FS Bancorp Q3 Earnings
October 29, 2013

Balance Sheet and Credit Quality

Total assets increased to $396.1 million at September 30, 2013 compared to $378.9 million at June 30, 2013 and $341.2 million at September 30, 2012.  The increase in total assets from June 30, 2013 was primarily due to increases in interest-bearing deposits at other financial institutions of $11.2 million, a purchase of bank owned life insurance (“BOLI”) of $6.0 million, net loans receivable of $3.4 million, and securities available-for-sale of $2.9 million partially offset by a $4.8 million decrease in loans held for sale, and a $1.4 million decrease in other assets.  The increase in assets from September 30, 2012 was primarily due to increases in net loans receivable of $24.6 million, interest-bearing deposits at other financial institutions of $15.6 million, securities available-for-sale of $8.3 million, BOLI of $6.0 million, other assets of $1.6 million, and premises and equipment of $1.3 million, partially offset by a $1.9 million decrease in the deferred tax asset.  The growth in assets for both periods was funded by a $16.0 million and a $42.0 million increase in deposits since June 30, 2013 and September 30, 2012, respectively, reflecting the Bank’s marketing efforts to gain new deposit customers and growth in average deposit balances.

Net loans receivable increased $3.4 million to $283.8 million at September 30, 2013 from $280.4 million as of June 30, 2013 and increased $24.6 million from $259.2 million at September 30, 2012.  Total real estate loans increased $6.4 million to $120.2 million during the quarter from $113.8 million due primarily to increased growth in commercial and one-to-four-family loans.  Consumer loans increased $6.2 million to $124.1 million as of September 30, 2013, compared to $117.9 million as of June 30, 2013 and $118.2 million as of September 30, 2012.  The growth in consumer lending reflects growth in indirect home improvement loans including expansion in the California market.

LOAN PORTFOLIO
(Dollars in thousands)
	September 30, 2013		June 30, 2013		September 30, 2012
	Amount	Percent	Amount	Percent	Amount	Percent

REAL ESTATE LOANS
Commercial	$37,327	12.9%	$34,762	12.2%	$32,779	12.5%
Construction and development	43,088	14.9	43,177	15.1	24,480	9.3
Home equity	16,253	5.6	15,356	5.4	14,693	5.6
One-to-four-family (held for sale excluded)	18,854	6.5	16,366	5.7	10,340	3.9
Multi-family	4,723	1.6	4,145	1.4	1,397	0.5
Total real estate loans	120,245	41.5	113,806	39.8	83,689	31.8

CONSUMER LOANS
Indirect home improvement	99,838	34.5	94,058	32.9	82,185	31.2
Marine	20,631	7.1	19,896	7.0	29,923	11.4
Automobile	1,222	0.4	1,485	0.5	3,057	1.2
Recreational	584	0.2	624	0.2	850	0.3
Home improvement	495	0.2	558	0.2	721	0.3
Other	1,310	0.5	1,309	0.5	1,430	0.5
Total consumer loans	124,080	42.9	117,930	41.3	118,166	44.9

COMMERCIAL BUSINESS LOANS	45,119	15.6	53,966	18.9	61,488	23.3
Total loans	289,444	100.0%	285,702	100.0%	263,343	100.0%

Allowance for loan losses	(5,310)		(5,276)		(4,359)
Deferred cost, fees, and discounts, net	(340)		(15)		173
Total loans receivable, net	$283,794		$280,411		$259,157

FS Bancorp Q3 Earnings
October 29, 2013

One-to-four-family originations of loans held for sale decreased 25.3% to $60.1 million during the quarter ended September 30, 2013, compared to $80.5 million for the preceding quarter as higher 30 year fixed mortgage interest rates reduced borrower incentives to refinance.  The percentage of one-to-four-family mortgage loan originations related to purchases was 73.2% in purchase volume versus 26.8% in refinance volume for the third quarter of 2013 compared to 55.3% in purchase volume versus 44.7% in refinance volume for the second quarter of 2013.  Loans held for sale decreased $4.7 million to $8.4 million at September 30, 2013 from $13.1 million at June 30, 2013 and $8.5 million at September 30, 2012.  During the quarter ended September 30, 2013, the Company sold $62.5 million of one-to-four-family mortgage loans compared to $89.9 million for the preceding quarter and $38.3 million for the same quarter one year ago.

The Company also sold during the third quarter $5.2 million of consumer loans and $526,000 of commercial loans with gains on sale of $197,000 and $31,000, respectively, to diversify the balance sheet and increase fee income.    Fee income from the consumer gain on sale is net of recourse reserves of $42,000.

The allowance for loan losses at September 30, 2013 was $5.3 million, or 1.8% of gross loans receivable, compared to $5.3 million or 1.9% of gross loans receivable as of June 30, 2013 and $4.4 million, or 1.7% of gross loans receivable at September 30, 2012.  Non-performing loans, consisting of non-accrual loans, decreased to $1.5 million at September 30, 2013 from $2.3 million at June 30, 2013 and $2.1 million at September 30, 2012 due primarily to property foreclosures.  Other real estate owned (“OREO”) totaled $2.3 million at September 30, 2013, compared to $1.8 million at June 30, 2013 and $2.3 million at September 30, 2012.  The $454,000 or 25.2% increase in OREO quarter over quarter reflects property foreclosures of $605,000 and write-downs to fair value, net of loss on sales of $151,000 during the quarter.  At September 30, 2013, the Company also had $2.4 million in restructured loans of which $2.4 million were performing in accordance with their modified payment terms and $44,000 was on non-accrual status.

Total deposits increased $16.0 million, or 5.3% to $316.9 million at September 30, 2013, from $300.9 million at June 30, 2013, and increased $42.0 million from $274.8 million at September 30, 2012.  Transaction accounts (noninterest and interest-bearing checking accounts) increased to $70.4 million as of September 30, 2013 from $60.4 million at June 30, 2013 and $56.3 million at September 30, 2012.  Non-retail deposits which include brokered and online certificates of deposit and public funds were $31.3 million as of September 30, 2013 compared to $32.9 million as of June 30, 2013 and $12.0 million as of September 30, 2012.  Management remains committed to growing retail deposits as the primary source of funds for loan growth.

DEPOSIT BREAKDOWN (Dollars in thousands)
	September 30, 2013		June 30, 2013		September 30, 2012
	Amount	Percent	Amount	Percent	Amount	Percent
Interest-bearing checking	$27,836	8.8%	$23,288	7.8%	$24,914	9.1%
Noninterest-bearing checking	42,579	13.4	37,105	12.3	31,434	11.4
Savings	14,821	4.7	14,744	4.9	12,146	4.4
Money market	115,652	36.5	117,706	39.1	108,643	39.5
Certificates of deposits of less than $100,000	42,893	13.5	41,806	13.9	39,835	14.5
Certificates of deposits of $100,000 through $250,000	48,722	15.4	43,286	14.4	33,283	12.1
Certificates of deposits of more than $250,000	24,365	7.7	22,978	7.6	24,569	9.0
Total	$316,868	100.0%	$300,913	100.0%	$274,824	100.0%

Total stockholders’ equity increased $1.1 million to $62.2 million at September 30, 2013 from $61.1 million at June 30, 2013.  The increase in stockholders’ equity was predominantly a result of increases in net income of $1.1

FS Bancorp Q3 Earnings
October 29, 2013

million and accumulated other comprehensive income of $128,000 partially offset by dividends paid of $150,000. Book value per common share was $20.56 as of September 30, 2013, compared to $20.23 at June 30, 2013.

The Bank is well capitalized with a Total Risk-Based Capital ratio of 16.9% and a Tier 1 Leverage Capital ratio of 12.7% at September 30, 2013, compared to 16.9% and 13.1% at June 30, 2013, respectively.  The Company’s Total Risk-Based Capital and Tier 1 Leverage Capital ratios were 20.6% and 15.9%, as of September 30, 2013, compared to 20.7% and 16.3% at June 30, 2013, respectively.

Operating Results

Net interest income increased $770,000, or 18.0%, to $5.0 million for the three months ended September 30, 2013, from $4.3 million for the three months ended September 30, 2012.  Net interest income increased $2.8 million, or 23.9%, to $14.6 million for the nine months ended September 30, 2013, from $11.8 million for the nine months ended September 30, 2012.

The net interest margin increased three basis points to 5.42% for the nine months ended September 30, 2013, from 5.39% for the same period of the prior year.  The increase was primarily due to a shift in assets during the period from lower yielding cash and cash equivalents into higher yielding loans and investment securities, coupled with a 22 basis point decline in the cost of funds to 0.76% for the nine months ended September 30, 2013 from 0.98% for the same period in the prior year.  The Company’s cost of funds declined primarily as a result of increases in the transaction accounts and lower money market and interest-bearing checking deposit rates paid during the quarter.

The provision for loan losses was $520,000 for the three months ended September 30, 2013, compared to $630,000 for the three months ended September 30, 2012.  The $110,000 decrease in the provision primarily related to improved loan performance and a decline in net loan charge-offs as well as the improvement in real estate values in the Puget Sound market area.  The provision for loan losses was unchanged at $1.7 million for both the nine months ended September 30, 2013, and 2012.  Non-performing loans were $1.5 million, or 0.5% of total loans at September 30, 2013, compared to $2.1 million, or 0.8% of total loans at September 30, 2012.  During the three months ended September 30, 2013, net charge-offs totaled $486,000, compared to $603,000 during the three months ended September 30, 2012.

Noninterest income increased $684,000, or 46.2%, to $2.2 million for the three months ended September 30, 2013, from $1.5 million for the three months ended September 30, 2012.  The increase during the period was primarily due to $622,000 in gains associated with the sale of loans in the secondary market as part of the Company’s home lending initiative as well as sales of consumer and commercial real estate loans.  Noninterest income increased $4.0 million, or 121.3%, to $7.3 million for the nine months ended September 30, 2013, from $3.3 million for the nine months ended September 30, 2012 as the gain on sale of loans increased $3.9 million during this period.  The Company purchased $6.0 million of BOLI in the third quarter of 2013, which resulted in $38,000 of additional tax-exempt noninterest income.

Noninterest expense increased $923,000, or 22.4%, to $5.0 million for the three months ended September 30, 2013, from $4.1 million for the three months ended September 30, 2012.  Changes in noninterest expense included a $416,000, or 19.2%, increase in salaries and benefit costs including ESOP expense of $115,000, a $153,000, or 86.0% increase in professional and board fees associated with public company reporting obligations, a $149,000, or 70.0% increase in loan costs associated with increased lending activities, and a $122,000, or 19.4% increase in operations costs associated with our expanded lending platform.  Noninterest expense increased $3.6 million, or 30.9%, to $15.1 million for the nine months ended September 30, 2013, from $11.5 million for the nine months ended September 30, 2012.

FS Bancorp Q3 Earnings
October 29, 2013

About FS Bancorp

FS Bancorp, a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominately small and middle-market businesses and individuals in western Washington through its seven branches in suburban communities in the greater Puget Sound area.

Disclaimer
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.”  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions and statements about future performance.  These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the results anticipated, including, but not limited to: general economic conditions, either nationally or in our market area, that are worse than expected; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market area; increases in premiums for deposit insurance; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments; increased competitive pressures among financial services companies; our ability to execute our plans to grow our residential construction lending, our mortgage banking operations and our warehouse lending and the geographic expansion of our indirect home improvement lending; our ability to attract and retain deposits; our ability to control operating costs and expenses; changes in consumer spending, borrowing and savings habits; our ability to successfully manage our growth; legislative or regulatory changes that adversely affect our business or increase capital requirements, including changes related to Basel III; the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations, changes in regulation policies and principles, or the interpretation of regulatory capital or other rules, including as a result of Basel III; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; costs and effects of litigation, including settlements and judgments and inability of key third-party vendors to perform their obligations to us, other economic, competitive, governmental, regulatory and technical factors affecting our operations, pricing, products and services and other risks described  in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.

Any of the forward-looking statements that we make in this press release and in the other public statements we make are based upon management’s beliefs and assumptions at the time they are made.  We undertake no obligation to publicly update or revise any forward-looking statements included in this report or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise.  We caution readers not to place undue reliance on any forward-looking statements.  We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These risks could cause our actual results for fiscal 2013 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us, and could negatively affect the Company’s operations and stock price performance.

FS Bancorp Q3 Earnings
October 29, 2013

FS BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	September 30,	June 30,	September 30,
	2013	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$2,017	$2,296	$2,441
Interest-bearing deposits at other financial institutions	25,323	14,117	9,736
Securities available-for-sale, at fair value	47,131	44,186	38,794
Federal Home Loan Bank stock, at cost	1,717	1,733	1,781
Loans held for sale	8,389	13,146	8,511
Loans receivable, net	283,794	280,411	259,157
Accrued interest receivable	1,333	1,292	1,283
Premises and equipment, net	13,705	13,525	12,448
Other real estate owned (“OREO”)	2,259	1,805	2,321
Deferred tax asset	752	1,349	2,688
Bank owned life insurance (“BOLI”)	6,038	--	--
Other assets	3,608	5,002	2,053
TOTAL ASSETS	$396,066	$378,862	$341,213

LIABILITIES
Deposits
Interest-bearing accounts	$274,289	$263,808	$243,390
Noninterest-bearing accounts	42,579	37,105	31,434
Total deposits	316,868	300,913	274,824
Borrowings	13,664	13,664	4,100
Other liabilities	3,300	3,206	2,918
Total liabilities	333,832	317,783	281,842
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; None issued or outstanding	--	--	--
Common stock, $.01 par value; 45,000,000 shares authorized; 3,240,125 shares issued and outstanding at September 30, 2013, June 30, 2013 and September 30, 2012, respectively	32	32	32
Additional paid-in capital	30,029	29,979	29,863
Retained earnings	34,828	33,917	30,673
Accumulated other comprehensive income (loss)	(481)	(609)	1,439
Unearned shares - Employee Stock Ownership Plan (“ESOP”)	(2,174)	(2,240)	(2,636)
Total stockholders’ equity	62,234	61,079	59,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$396,066	$378,862	$341,213

FS Bancorp Q3 Earnings
October 29, 2013

FS BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME
Loans receivable	$5,365	$4,647	$15,536	$13,121
Interest and dividends on investment securities, and cash and cash equivalents	232	193	672	521
Total interest income	5,597	4,840	16,208	13,642
INTEREST EXPENSE
Deposits	502	543	1,438	1,715
Borrowings	56	28	142	117
Total interest expense	558	571	1,580	1,832
NET INTEREST INCOME	5,039	4,269	14,628	11,810
PROVISION FOR LOAN LOSSES	520	630	1,720	1,695
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,519	3,639	12,908	10,115
NONINTEREST INCOME
Service charges and fee income	473	499	1,420	1,494
Gain on sale of loans	1,537	915	5,316	1,466
Gain on sale of investment securities	--	--	264	106
Other noninterest income	153	65	357	258
Total noninterest income	2,163	1,479	7,357	3,324
NONINTEREST EXPENSE
Salaries and benefits	2,578	2,162	8,190	5,723
Operations	752	630	2,268	1,761
Occupancy	372	286	1,074	889
Data processing	285	254	817	762
OREO fair value write-downs, net of loss on sales	151	82	347	728
OREO expenses	41	57	79	155
Loan costs	362	213	1,007	550
Professional and board fees	331	178	894	481
FDIC insurance	62	66	186	185
Marketing and advertising	107	80	350	200
Impairment (recovery) on servicing rights	(2)	108	(102)	105
Total noninterest expense	5,039	4,116	15,110	11,539
INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAX	1,643	1,002	5,155	1,900
PROVISION (BENEFIT) FOR INCOME TAX	581	(2,323)	1,772	(2,323)
NET INCOME	$1,062	$3,325	$3,383	$4,223
Basic earnings per share	$0.35	1.03	$1.12	n/a(1)
Diluted earnings per share	$0.35	1.03	$1.12	n/a(1)
____________
(1)  Earnings per share calculations are not available (n/a) as the Company completed its stock conversion and became a public company on July 9, 2012.

FS Bancorp Q3 Earnings
October 29, 2013

KEY FINANCIAL RATIOS AND DATA	At or For the Three Months Ended
(Dollars in thousands, except per share data) (Unaudited)	September 30,	June 30,	September 30,
	2013	2013	2012

PERFORMANCE RATIOS:
Return on average assets (ratio of net income to average total assets) (1)	1.07%	1.15%	3.93%
Return on average equity (ratio of net income to average equity) (1)	6.95	7.17	26.17
Yield on average interest-earning assets	5.95	6.04	6.11
Rate paid on average interest-bearing liabilities	0.77	0.75	0.89
Interest rate spread information:
Average during period	5.18	5.29	5.22
Net interest margin (1)	5.35	5.47	5.39
Operating expense to average total assets (1)	5.07	5.94	4.87
Average interest-earning assets to average interest-bearing liabilities	129.36	131.15	123.60
Efficiency ratio (2)	69.97	71.33	71.61

	At or For the Nine Months Ended
	September 30,	September 30,
	2013	2012

PERFORMANCE RATIOS:
Return on average assets (ratio of net income to average total assets) (1)	1.19%	1.81%
Return on average equity (ratio of net income to average equity) (1)	7.46	15.90
Yield on average interest-earning assets	6.01	6.23
Rate paid on average interest-bearing liabilities	0.76	0.98
Interest rate spread information:
Average during period	5.25	5.25
Net interest margin (1)	5.42	5.39
Operating expense to average total assets (1)	5.32	4.93
Average interest-earning assets to average interest-bearing liabilities	129.97	117.25
Efficiency ratio (2)	68.73	76.25

	September 30,	June 30,	September 30,
	2013	2013	2012
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.96%	1.10%	1.30%
Non-performing loans to total gross loans (4)	0.53	0.80	0.80
Allowance for loan losses to non-performing loans (4)	348.43	229.99	208.17
Allowance for loan losses to gross loans receivable (excluding HFS)	1.83	1.85	1.66

CAPITAL RATIOS, BANK ONLY:
Tier 1 Leverage Capital	12.74%	13.11%	13.22%
Tier 1 Risk-Based Capital	15.61	15.66	15.82
Total Risk-Based Capital	16.86	16.91	17.07

CAPITAL RATIOS, COMPANY ONLY:
Tier 1 Leverage Capital	15.85%	16.31%	16.82
Total Risk-Based Capital	20.59	20.74	21.21

BOOK VALUE:
Book value per common share	$20.56 (7)	$20.23 (6)	$18.32 (5)
________________________________________________

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(3)	Non-performing assets consists of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consists of non-accruing loans and accruing loans more than 90 days past due.
(5)	Book value per common share was calculated using all shares outstanding of 3,240,125 at September 30, 2012.
(6)	Book value per common share was calculated using all shares outstanding of 3,240,125 at June 30, 2013, less unallocated ESOP shares of 220,329.
(7)	Book value per common share was calculated using all shares outstanding of 3,240,125 at September 30, 2013, less unallocated ESOP shares of 213,848.